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                                LOAN AGREEMENT


LOAN Agreement (the "Agreement") dated as of 15 May, 1996 by and between Virtual Telecom SA (the "Borrower") and New Capital Investment Fund, a Cayman Islands corporation (the "Lender").

                                 RECITALS:

A. The Borrower desires to borrow from the Lender an amount of up to three hundred thousand U.S. DOLLARS (USD $300,000) upon the terms and conditions set forth herein, and

B. The Lender is willing, subject to and upon the terms and conditions herein set forth, to lend this amount to the Borrower.


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                             AGREEMENT:

NOW, THEREFORE in consideration of the foregoing recitals and of the mutual undertakings set forth herein, it is hereby agreed as follows:

1.   AMOUNT AND TERMS OF LOAN
1.1     LOAN AND CLOSING DATE.   Subject to the terms and conditions herein set
        forth, the Lender shall land to the Borrower three hundred thousand U.S. DOLLARS (USD $300,000). The loan is being made simultaneously with the execution of this Agreement (the "Closing Date") at the offices of the \ Borrower.

1.2 INTEREST. The loan shall bear interest from the Closing Date to maturity on the unpaid principal balance at an annual rate equal to twelve percent (12%) and, after maturity, whether by acceleration or otherwise, at an annual rate of fifteen percent (15%), or the highest rate allowed by law, whichever is less. Interest shall be accrued monthly from the Closing Date until the entire loan amount (principal and interest) is paid in full. Interest shall be payable in full at the maturity date of the loan. Therefore, interest shall be accrued during the term of the loan and payable at the maturity of the loan.

1.3     MATURITY AND REPAYMENT.   Maturity is defined as 366 days from the day
        and year first above written, on which day the entire principal amount of three hundred thousand (USD $300,000) and all unpaid interest (accrued and other) shall be due and payable in full.

(a) At the sole discretion of the Borrower, the loan principal shall be payable In cash or In the common stock of Virtual Telecom SA (or any successor company or corporation), or a combination thereof. If the Borrower elect to pay in the common stock of Virtual Telecom SA (or any successor company or corporation), the common will be valued at seventy-five percent (75%) of the average public market price for the immediate 90 days preceding the repayment date.

(b) At the sole discretion of the Borrower, the loan interest (accrued and other) will be payable in cash or in the common stock of Virtual Telecom SA (or any successor company or corporation), or a combination thereof. If the Borrower elects to pay in the common stock of Virtual Telecom SA (or any successor company or corporation), the common stock will be valued at seventy-five percent (75%) of the average public market price for a 90 day period preceding the repayment date.

1.4     ORIGINATION FEE.    Lender will receive a non refundable payment
        consideration of one and one quarter percent (1.25%) of the principal loan amount as an origination and processing fee. The origination Fee will be deducted from the loan proceeds.

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1.5     EQUITY INCENTIVE.   Lender will receive one half of one percent (0.5%)
        of the outstanding common stock of Virtual Telecom SA as an incentive to make the loan to the Borrower. The outstanding common stock" is determined as the amount of common stock issued and outstanding in the 30 day period immediately after Virtual Telecom SA becomes a US public corporation, either through the acquisition of, or merger with, a Us public corporation or through a Public Offering or Registration of its shares under the laws of the US Securities and Exchange Commission
        (SEC).

2.    USE OF PROCEEDS
2.1 The proceeds from this loan shall be used exclusively for the expenditure categories listed in Appendix "A" to the agreement. Any change in the actual use of proceeds must be approved, in writing by the Lender, prior to the expenditure of funds by the Borrower.

3.   REPAYMENTS
3.1 REQUIRED PREPAYMENTS. The Borrower shall not be required to @e any prepayment of principal prior to the maturity thereof, except in the Event of Default as defined herein.

3.2 OPTIONAL PREPAYMENT. The Borrower shall have the absolute right from time-to-time and at any time to pay the outstanding balance, in whole or in part, provided that, in no event, shall the total interest payment payable by the Borrower to the Lender be less than the amount of interest which would have accrued if the Total Loan Amount were outstanding in full on the Closing Date and for a continuous period of three (3) months thereafter: a minimum of three months interest is Due and payable at the time of any prepayment.

4.   CONDITIONS
4.1     CORRECTNESS OF WARRANTIES.   All representations and warranties
        contained herein or otherwise made by the Borrower to the Lender in connection herein shall be true and correct.

4.2 PROCEEDINGS; RECEIPT OF DOCUMENTS. All corporate and legal proceedings and all documents and instruments in connection with the borrowing under this Agreement shall be satisfactory in form and substance to the Lender and Raiskin and Revitz, counsel to the Lender. The Lender shall have received all information and copies of all documents, including records of corporate proceedings which the Lender has reasonably requested. Such documents where requested by the Lender shall be certified by appropriate corporate or governmental authorities.

5.   COVENANTS
        The Borrower covenants and agrees that, until the entire principal balance together with interest thereon and all its other indebtedness to the Lender under this Agreement are paid in full, unless specifically waived by the Lender in writing.


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5.1     TAXES AND CLAIMS.   The Borrower shall duly Pay and discharge and shall
        cause each of its subsidiaries to pay and discharge:

(a) All taxes, assessments and governmental charges upon or against the Borrower or its subsidiaries or their respective properties or assets prior to the date of which penalties attach thereto, unless and to the extent that such appropriate proceedings and appropriate reserves thereof have been established and (b all lawful claims, whether for tort damages, labor, materials, supplies, services, repairs, wages or otherwise, which might or could if unpaid, become a lien or charge upon the properties or assets of the Borrower or its subsidiaries, unless and to the extent only that the same are being diligently contested on good faith and by appropriate proceedings and appropriate reserves thereof have been established.

6.   OTHER REQUIREMENTS
6.3     INSPECTION BY LENDER.    The Borrower shall allow any representative of
        the Lender to visit and inspect any of the properties of the Borrower, to examine the books of account and other records and files of the Borrower, to make copies thereof and to discuss the affairs, business, finances and accounts of the Borrower with its officers and employees, all at such reasonable times and as often as the Lender may request.

6.4     BUSINESS OF THE BORROWER.   The Borrower shall only conduct those
        businesses and activities in which it is presently engaged, except for now activities related to the Use of Proceeds.

6.5     PAY INDEBTEDNESS AND PERFORM COVENANTS.    The Borrower shall:

(a) Make full and timely payment of the principal and interest of indebtedness of the Borrower to the Lender, whether now existing of hereafter arising.

(b) Duly comply with all terms and pursuant with or pursuant to this Agreement, all at the times and places and in the manner set forth therein.

7.   EVENTS OF DEFAULT AND REMEDIATION
        The following shall constitute events of defaults:
(a)     Failure to pay interest or principal within ten (10) days of due dates,
(b)     Failure to provide accounting of Use of Proceeds,
(c) Failure to use proceeds in accordance with provisions of Section 2 of the Agreement,
(d) Failure to comply with covenants and other requirements contained in Section3 5 and 6 of this Agreement,
(e) Upon discovery of any misrepresentations made by the Borrower in connection with this Agreement. Upon any default, the principal and unpaid interest shall become due and payable from the Borrower on demand by the Lender.

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8.   REPRESENTATIONS AND WARRANTIES
        To induce the Lender to enter into this Agreement and to make the loan as herein provided for, the Borrower makes the following representations and warranties to the Lender, which shall survive the execution and delivery of this Agreement and any inspection or examination at any time made by or an behalf of the Lender.

8.1 CORPORATE STATUS. The Borrower has the corporate power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage in. The Borrower is duly qualified as a business organization under the laws of Switzerland and is in good standing in all legal entities in which its business or the ownership and use of its properties requires such qualification.

8.2. NO VIOLATION OF AGREEMENT. Neither the Borrower nor any subsidiary is in default under any indenture, mortgage, deed of trust, agreement, or other instruments to which it in a party or by which it may be bound. Neither the execution and delivery of this Agreement, or any of the instruments and documents to be delivered pursuant to this Agreement, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions thereof or thereof will violate any law or regulation or any order or decree or any court of governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any subsidiary is a party or by which any of them may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Borrower, or any subsidiary thereunder, or violate any provision of the Articles or Certificate of Incorporation or Bylaws of the Borrower or any subsidiary.

9.   MISCELLANEOUS
9.1     COLLECTION COST.    In the event that the Lender shall retain or engage
        an attorney or attorneys to collect, enforce or protect its interests with respect to this Agreement or any Instrument or document delivered pursuant to this Agreement, the Borrower shall pay all of the costs and expenses or such collection, enforcement or protection, including, without limitation, reasonable attorneys 1 fees and court costs, and the lender may take judgement for all such amounts, in addition to the unpaid principal and accrued interest.



9.2 MODIFICATION AND WAIVER. No modification or waiver of this Agreement and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless such modification or waiver shall be in writing and signed by the duly authorized officer of the Lender, and the same shall then be effective only for the period, on conditions and for specific instances an purposes specified in such writing. No notice to or demand

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        on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar circumstances.

9.3 LAW. This Agreement shall be construed to be in accordance with and governed by the laws of Switzerland.

9.4 NOTICES. All notices, requests, demands or other communications provided for herein shall be in the written English language and shall be deemed to have been given when sent by registered or certified mail, return receipt requested, addressed, as the case may be to:

The Lender       Jurg Kehrli, Director
                 New Capital Investment Fund
                 Georgetown, Grand Cayman
                 Cayman Islands, British West Indies

With a copy to   Raiskin and Revitz
                 Attn: Dan Raiskin
                 10390 Santa Monica Boulevard
                 Los Angeles CA 90254 USA

The Borrower     Virtual Telecom SA
                 Attn: Neil Gibbons 60, rue du Stand
                 CP 5473, CH-1211 Geneva, Switzerland

9.5     WAIVER OF JURY TRIAL AND SETOFF.   The Borrower hereby waives trial by
        jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement or any other instrument or document delivered pursuant to this Agreement or the validity, protection, interpretation, collection or enforcement thereof or any other claim or dispute however arising between the Borrower and the Lender; and the Borrower hereby waives the right to interpose any setoff, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, counterclaim or cross-claim. Borrower and Lender agree to use a Swiss mediator of mutual choice.

9.6     U.S. CURRENCY.   All dollar amounts set forth in the Agreement shall be
        designated and payable in the currency of the United States of America (USD $).

9.7     ENGLISH.   All communications, letters and documents related to any and all aspects of this Agreement shall be made in the English language.

9.8     COUNTERPART EXECUTION.   This Agreement may be executed in one or more
        counterparts, each of which shall be deemed an original out all of which together shall constitute a single original Agreement.

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IN WITNESS WHEREOF, the Borrower and the Lender have caused  this Agreement consisting of seven (7) pages, including a one page Appendix "All, to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.




THE BORROWER,.    Virtual Telecom SA, Geneva

                  BY: Neil Gibbons, Chief Executive Officer
                      /s/ Neil Gibbons
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THE LENDER,.      NEW CAPITAL INVESTMENT FUND
                  Cayman Islands Corporation

                  BY:  Jurg Kehrli, Director
                       /s/ Jurg Kehrli
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